UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2022

Grayscale Digital Large Cap Fund LLC

(Exact name of Registrant as Specified in Its Charter)

Cayman Islands	000-56284	98-1406784
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Grayscale Investments, LLC 290 Harbor Drive, 4th Floor
Stamford, Connecticut		06902
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212 668-1427

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	GDLC	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

CoinDesk Indices, Inc. (the “Reference Rate Provider”) announced a change to the Constituent Exchanges used to derive the Digital Asset Reference Rate for the Chainlink (“LINK”) Fund Component of Grayscale Digital Large Cap Fund LLC (the “Fund”). The Digital Asset Reference Rate for LINK is an “Index Price,” as determined by the Reference Rate Provider by further cleansing and compiling the trade data used to determine the Indicative Price in such a manner as to algorithmically reduce the impact of anomalistic or manipulative trading. Effective April 30, 2022, the Reference Rate Provider removed Bitstamp from the CoinDesk Chainlink Price Index (LNX) (the “Index”) due to lack of trading volume and did not add any Constituent Exchanges as part of its scheduled quarterly review. As of the date of this current report, the Digital Asset Exchanges included in the Index are Coinbase Pro, Kraken and Binance.US.

The Reference Rate Provider may change the trading venues that are used to calculate a Digital Asset Reference Rate or otherwise change the way in which a Digital Asset Reference Rate is calculated at any time. The Reference Rate Provider has scheduled quarterly reviews in which it may add or remove Constituent Exchanges that satisfy or fail the criteria described in “Overview of the Digital Asset Industry and Market—Fund Component Value—Digital Asset Reference Rates” in Exhibit 99.1 to Amendment No. 5 to the Fund’s Registration Statement on the Form 10 filed with the Securities and Exchange Commission on February 4, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Grayscale Investments, LLC as Manager of the Grayscale Digital Large Cap Fund LLC

Date:	May 4, 2022	By:	/s/ Michael Sonnenshein
Michael Sonnenshein Chief Executive Officer